                                                                    EXHIBIT 10.4


                             CONSIGNMENT AGREEMENT


BUYER:        SINTER METALS, INC.        SELLER:      HOEGANAES CORPORATION
              50 Public Square                        River Road & Taylors Lane
              Suite 3200                              Riverton, New Jersey 08077
              Cleveland, Ohio 44113


I. This Agreement sets forth the legally binding terms and conditions governing the consignment of Hoeganaes' metallurgical grade powders according to grade designation and specification described in Schedule A.

          BUYER and SELLER are also parties to an agreement of even date (the "Purchase Agreement") pursuant to which BUYER agrees to buy and SELLER agrees to sell certain quantities of Metal Powders. This Consignment Agreement governs with respect to matters specifically addressed in this Agreement, while the Purchase Agreement governs over all other matters.

II. Deliveries shall be made based upon the description of materials and proposed delivery dates in BUYER'S release. Releases will be based on 90 day lead time with routine 30 day update to establish firm delivery dates.

III.      A.     CONSIGNMENT
                 SELLER agrees to ship to BUYER'S plant designated accordingly on a consignment basis such quantities of powders (product) which SELLER deems it is reasonably able to supply during the period of this Agreement.

                 BUYER will continue to place releases according to Article II. Consignment quantities will be subject to quarterly review. Changes will be mutually agreed by both parties.


          B.     ORDERING AND SHIPPING
                 BUYER shall place a release with SELLER for product to be shipped freight _____(*)_____ to Emporium, Pennsylvania and/or to Conover, North Carolina; and/or to Riverdale, Illinois and/or Richton Park, Illinois; and/or to Zeeland, Michigan "on consignment".


                 The release will give BUYER'S sales tax license number and exemption declaration and BUYER'S sales tax number.

                 A Certificate of Analysis showing screen and chemical analyses, as well as certain green and sintered properties, shall be provided by SELLER for each lot of product released to BUYER.


(*) Portions have been omitted pursuant to a request for confidential treatment.

                 BUYER shall draw upon the consignment inventory in the same consecutive order as received (first in - first out).


          C.     OWNERSHIP OF INVENTORY
                 Any product received by BUYER pursuant to this Agreement shall remain the property of SELLER until drawn upon by BUYER or until it has remained on BUYER'S premises in excess of __(*)___ (__) days, whereupon it shall become the property of BUYER.


                 "Drawn upon" shall mean transferred from a designated area for the consigned inventory.

          D.     RESPONSIBILITY FOR INVENTORY
                 During the period in which consigned product is in the possession of BUYER, but still the property of Seller, BUYER Agrees that it shall:

                 Store the product in a suitable dry, heated building at BUYER'S Emporium, Pennsylvania or Conover, North Carolina plant free of charge, and keep all product on consignment, secure and separate or separately identifiable from any other goods or materials.

                 Pay any and all expenses incurred in order to properly handle the product including, but without limiting the generality of the foregoing, unloading trucks, moving and handling into and out of storage and into production.

                 Risk of loss passes to Buyer and BUYER shall be liable to SELLER for any damage or loss of product from any cause whatsoever deemed to be BUYER'S fault or negligence.

                 Pay all associated costs related to the product arising out of BUYER'S possession of the product or its subsequent consumption thereof.

                 For itself, its successors and assigns, indemnify and hold SELLER harmless from and against all claims, actions, suits, demands and the like by whomsoever made in respect of any bodily injury or loss or damage to property attributable in any way to product held by BUYER.

                 Allow SELLER to take a physical inventory of the consignment product on any normal working day with at least ten (10) days notice.

                 Provide SELLER with results of BUYER'S own physical inventories taken twice a year.


(*) Portions have been omitted pursuant to a request for confidential treatment.

          E.     REPORTING OF USAGE
                 BUYER agrees that at the end of the Interlake calendar month,
                 Exhibit 1, (no later than 4PM Thursday) it shall FAX a report to SELLER indicating:


                 The amount of product, by lot number, which has been consumed during the reporting period. This shall include any product that has been in BUYER'S possession for more than ____(*)____ (__) days, and any product not located in the designated consignment area.


          F.     INVOICING, PAYMENTS AND PRICES
                 Upon receipt of the FAX report (or the closest working day thereafter) SELLER shall invoice in U.S. dollars at a specified prevailing price at the time of invoicing for the amount reported as consumed since the previous report of product.

                 SELLER shall also invoice BUYER for shortage of stock SELLER may discover during the course of any physical inventory conducted in accordance stated above.

IV.       TERMS AND CONDITIONS

          For all products purchased by BUYER other than those described in Schedule A, SELLER standard terms and conditions apply.


                                      (*)
                        -------------------------------

                                      (*)
                        -------------------------------



V.        CANCELLATION

          This Agreement can be canceled by either party giving a thirty (30) days notice in writing of the desire to discontinue the Agreement.

          If BUYER wishes to cancel this Agreement in accordance with its rights under this clause, BUYER shall report the remaining consigned inventory to SELLER as having been consumed and BUYER will pay SELLER on the termination date for the aggregate amount of all product supplied by SELLER under this Agreement.

          If SELLER wishes to cancel this Agreement with its rights under this clause, BUYER shall continue to make its monthly report of usage, and SELLER shall continue to invoice BUYER as provided in Article III, Item F, until product supplied under this Agreement is reported as consumed, subject to all prior provisions related to consumption, usage, and invoicing.

VI.       MISCELLANEOUS

          This Agreement shall be binding on the parties referenced throughout and their respective successors and assigns PROVIDED that neither party shall assign this Agreement without the prior


(*) Portions have been omitted pursuant to a request for confidential treatment.

written consent of the other, except in the event of an assignment by SELLER to a subsidiary or affiliated company.


SINTER METALS, INC.                        HOEGANAES CORPORATION


By /s/ Michael T. Kestner                  By /s/ William H. Michael
  ---------------------------                --------------------------
                                                  William H. Michael
                                                  Vice President
                                                  Sales and Marketing

Title Chief Financial Officer
     ------------------------                --------------------------

Date   9/17/96                             Date  9/18/96
    --------------                             ------------

                             HOEGANAES CORPORATION
                            POWDER METALLURGY GRADES
                          PRICE LIST - JANUARY 1, 1996


--------------------------------------------------------------------------------

                             ATOMIZED STEEL POWDER

--------------------------------------------------------------------------------

                                   39,000 lbs.         3,000 to            500 to             100 to
                                     Minimum          38,500 lbs.        2,500 lbs.*        400 lbs.**
                                   -----------        -----------        -----------        ----------
 Ancorsteel 1000                     $.363             $.393              $.468              $.783

 Ancorsteel 1000 P/F                  .374              .404               .479               .794

 Ancorsteel 1000B                     .384              .414               .489               .804

 Ancorsteel 1000 C                    .415              .445               .520               .835

 Ancorsteel 1015                      .384              .414               .489               .804

 Ancorsteel 45 P                      .458              .488               .563               .878

 Ancorsteel 2000                      .505              .535               .610               .925

 Ancorsteel 2000 P/F                  .509              .539               .614               .929

 Ancorsteel 4600 V                    .572              .602               .677               .992

 Ancorsteel 4600 V P/F                .577              .607               .682               .997

 Ancorsteel 85 HP                     .483              .513               .588               .903

 Ancorsteel 150 HP                    .617              .647               .722              1.037

--------------------------------------------------------------------------------
                               SPONGE IRON POWDER
--------------------------------------------------------------------------------

 Ancor MH 100                         .364              .394               .469               .784

 Ancormet 101                         .380              .410               .485               .800

 Ancor EP 1024*                       .529              .559               .634               .949

                     -----------------------------------
                               CONDITIONS OF SALE
                     -----------------------------------

PRICES ARE F.O.B. SHIPPING PLANT AND ARE SUBJECT TO CHANGE. PRICE IN EFFECT ON DATE OF SHIPMENT WILL BE APPLIED. MINIMUM ORDER, 100 LBS. TERMS: NET 30 DAYS

STANDARD PACKING          5,000 lb. FIBERBOARD CONTAINERS ON 38" x 38" SINGLE
                          FACED PALLETS.  *PACKED IN 500 LB. FIBER DRUMS
                          **PACKED IN 100 lb. STEEL PAILS

PACKING OPTIONS           50.015 PER lb. FOR PACKING IN 500 lb. CAPACITY FIBER
                          DRUMS, 3,000 lbs. ON 38" x 48" SINGLE FACED PALLET.

                          50.002 PER lb. FOR PACKING IN 3,000 lb. CAPACITY FIBERBOARD CONTAINER ON 38" X 38" SINGLE FACED PALLET.

LOS ANGELES
WAREHOUSE PRICES          ADD $0.065 PER lb. TO F.O.B. PRICE.  NOT ALL PRODUCTS
                          ARE AVAILABLE.

                                   EXHIBIT 1


                        INTERLAKE - 1996 FISCAL CALENDAR



          1ST QUARTER                                  2ND QUARTER

 ------------------------------------     -------------------------------------
            JANUARY                                        APRIL
 ------------------------------------     -------------------------------------
 5 Weeks                                  4 Weeks
 ------------------------------------     -------------------------------------
  MON  TUE   WED  THR  FRI  SAT  SUN       MON   TUE  WED   THR  FRI  SAT  SUN
 ------------------------------------     -------------------------------------
    1    2     3    4    5   6     7         1    2     3    4    5   6     7
 ------------------------------------     -------------------------------------
    8    9    10   11   12  13    14         8    9    10   11   12  13    14
 ------------------------------------     -------------------------------------
   15   16    17   18   19  20    21        15   16    17   18   19  20    21
 ------------------------------------     -------------------------------------
   22   23    24   25   26  27    28        22   23    24   25   26  27    28
 ------------------------------------     -------------------------------------
   29   30    31    1    2   3     4
 ------------------------------------     -------------------------------------


 ------------------------------------     -------------------------------------
               FEBRUARY                                   MAY
 ------------------------------------     -------------------------------------
 4 Weeks                                  4 Weeks
 ------------------------------------     -------------------------------------
  MON  TUE   WED  THR  FRI  SAT  SUN       MON   TUE  WED   THR  FRI  SAT  SUN
 ------------------------------------     -------------------------------------
    5    6     7    8    9  10    11        29   30     1    2    3   4     5
 ------------------------------------     -------------------------------------
   12   13    14   15   16  17    18         6    7     8    9   10  11    12
 ------------------------------------     -------------------------------------
   19   20    21   22   23  24    25        13   14    15   16   17  18    19
 ------------------------------------     -------------------------------------
   26   27    28   29    1   2     3        20   21    22   23   24  25    26
 ------------------------------------     -------------------------------------


 ------------------------------------     -------------------------------------
                MARCH                                     JUNE
 ------------------------------------     -------------------------------------
 4 Weeks                                  5 Weeks
 ------------------------------------     -------------------------------------
  MON  TUE   WED  THR  FRI  SAT  SUN       MON   TUE  WED   THR  FRI  SAT  SUN
 ------------------------------------     -------------------------------------
    4    5     6    7    8   9    10        27   28    29   30   31   1     2
 ------------------------------------     -------------------------------------
   11   12    13   14   15  16    17         3    4     5    6    7   8     9
 ------------------------------------     -------------------------------------
    18   19    20   21   22  23   24         10   11    12   13   14  15   16
 ------------------------------------     -------------------------------------
   25   26    27   28   29  30    31        17   18    19   20   21  22    23
 ------------------------------------     -------------------------------------
                                            24   25    26   27   28  29    30
 ------------------------------------     -------------------------------------

             3RD QUARTER                                4TH QUARTER

 ------------------------------------     -------------------------------------
                 JULY                                    OCTOBER
 ------------------------------------     -------------------------------------
 5 Weeks                                   4 Weeks
 ------------------------------------     -------------------------------------
  MON  TUE   WED  THR  FRI  SAT  SUN       MON   TUE  WED   THR  FRI  SAT  SUN
 ------------------------------------     -------------------------------------
    1     2    3    4    5    6     7        30    1    2     3    4    5     6
 ------------------------------------     -------------------------------------
    8     9   10   11   12   13    14         7    8    9    10   11   12    13
 ------------------------------------     -------------------------------------
   15    16   17   18   19   20    21        14   15   16    17   18   19    20
 ------------------------------------     -------------------------------------
   22    23   24   25   26   27    28        21   22   23    24   25   26    27
 ------------------------------------     -------------------------------------
   29    30   31    1    2    3     4
 ------------------------------------     -------------------------------------


 ------------------------------------     -------------------------------------
                AUGUST                                   NOVEMBER
 ------------------------------------     -------------------------------------
 4 Weeks                                   4 Weeks
 ------------------------------------     -------------------------------------
  MON   TUE  WED   THR  FRI SAT  SUN       MON   TUE  WED   THR  FRI SAT  SUN
 ------------------------------------     -------------------------------------
    5     6    7    8    9   10    11      28    29   30   31    1    2    3
 ------------------------------------     -------------------------------------
   12    13   14   15   16   17    18      4     5    6    7     8    9    10
 ------------------------------------     -------------------------------------
   19    20   21   22   23   24    25      11    12   13   14    15   16   17
 ------------------------------------     -------------------------------------
   26    27   28   29   30   31     1      18    19   20   21    22   23   24
 ------------------------------------     -------------------------------------



 ------------------------------------     -------------------------------------
              SEPTEMBER                                  DECEMBER
 ------------------------------------     -------------------------------------
 4 Weeks                                   5 Weeks
 ------------------------------------     -------------------------------------
  MON   TUE  WED   THR  FRI SAT  SUN       MON   TUE  WED   THR  FRI SAT  SUN
 ------------------------------------     -------------------------------------
    2     3    4    5    6    7     8        25   26   27    28   29   30     1
 ------------------------------------     -------------------------------------
    9    10   11   12   13   14    15         2    3    4     5    6    7     8
 ------------------------------------     -------------------------------------
   16    17   18   19   20   21    22         9   10   11    12   13   14    15
 ------------------------------------     -------------------------------------
   23    24   25   26   27   28    29        16   17   18    19   20   21    22
 ------------------------------------     -------------------------------------
                                             23   24   25    26   27   28    29
 ------------------------------------     -------------------------------------

                                  EXHIBIT 2


TO:       SUE BENOIT, HOEGANAES
FAX:      609/786-2574



        CONSIGNMENT USAGE FROM                   TO
                               -----------------    -----------------




==========================================================================================================================
                               ON HAND           REC'D SINCE             TOTAL TO             USED SINCE           CURRENT
POWDER        LOT NO.      LAST REPORT          LAST REPORT           ACCOUNT FOR           LAST REPORT            BALANCE
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

==========================================================================================================================

                               PURCHASE AGREEMENT

                              SINTER METALS, INC.



BUYER:        SINTER METALS, INC.          SELLER:    HOEGANAES CORPORATION
              50 Public Square                        River Road & Taylors Lane
              Suite 3200                              Riverton, New Jersey 08077
              Cleveland, Ohio 44113


          This Agreement is made and is to be effective as of September 30, 1996 by and between the above named Buyer ("BUYER") and Seller ("SELLER").

          I. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          (a) "Fiscal Year" means the period which begins on the Monday immediately following the last Sunday in December and which ends on the last Sunday in the following December.

          (b) "Fiscal Quarter" means the fiscal quarter year periods used by SELLER for its accounting purposes. A copy of SELLER'S fiscal calendar for Fiscal Year 1996, which shows the Fiscal Quarters, is attached hereto as Exhibit 1 (1997 and 1998 are not available at this time).

          (c) "Metal Powder" or "Metal Powders" means those grades of virgin atomized steel powder and virgin sponge iron powder described on Schedule A hereto, and blends made therefrom.

          (d) "Contract year" means the four consecutive Fiscal Quarters which begin on the effective date of this Agreement and on or about each anniversary of such effective date; provided, however, in accordance with the provisions of Paragraph V hereof, any such Contract Year shall be extended (and thus the commencement of each following Contract year shall be postponed) by the occurrence of a force majeure.


          II. BUY AND SELL. During each Contract year during the term of this Agreement, BUYER agrees to purchase ______(*)______ pounds of Metal Powder from SELLER, and SELLER will sell, to the extent ordered by BUYER, at least _____(*)_____ pounds of Metal Powder.


                 Actual purchases and deliveries shall be made in reasonably even monthly quantities, as ordered by BUYER. BUYER shall place its preliminary order 90 days in advance of the anticipated desired date of delivery and the parties shall routinely establish firm delivery dates 30 days prior thereto.


(*) Portions have been omitted pursuant to a request for confidential treatment.

                 The terms of this Agreement will be limited to the following delivery locations:

                          Sinter Metals, Inc. Emporium
                          RR #2, P.O. Box 47
                          Emporium, Pennsylvania  15834-9740

                          Sinter Metals, Inc. Conover
                          407 Thornburg Drive
                          Conover, North Carolina  28613

                          Sinter Metals, Inc. Chicago
                          13605 South Halsted Street
                          Riverdale, Illinois  60627

                          Sinter Metals, Inc. Zeeland
                          475 N. Centennial Street
                          Zeeland, Michigan  49464


                 During the first and second contract year of this Agreement, acquisitions by Sinter Metals, Inc. that result in new delivery locations will be added based on minimum 30 day written notification to SELLER. Incremental volume related to new delivery locations will be applied toward minimum and rebate schedule thresholds not to exceed _____(*)_____ pounds total for each new location.

                 However, in the event a new delivery location is added in the first Contract Year, during the second Contract Year the qualified sales of the new location recognized by Hoeganaes in their Fiscal Year will be used as the new base and added to the minimum and rebate schedule thresholds less then the _____(*)_____ pound consideration noted above.


          III. TERM. This Agreement shall be effective as of the date specified in the Heading above and shall remain in effect until 11:59 p.m. on (the last day of the fourth Fiscal Quarter of the second year of the term of this Agreement).

          IV.  PRICE.


          (a) During the first Contract Year of the term of this Agreement, the base price for the various grades of Metal Powders, excluding blends, shall be the price specified therefore on Schedule A, _______(*)_______ and, subject to paragraph IV(c) below, the purchase price hereunder for such grades of Metal Powders shall be the price specified for them on Schedule A, less the appropriate discount shown on Table I (the "Discount"). The discount applies to virgin Metal Powders only, that is, to those base powder grades identified on Schedule A which are purchased in their virgin state, and to blends of such Metal Powders made by SELLER for BUYER.


          (b) Effective as of the first day of the second Contract Year hereunder and continuing during all of such second Contract


(*) Portions have been omitted pursuant to a request for confidential treatment.

year, the base price for each grade of Metal Powder shall be the lower of (i) SELLER'S published price for each grade of powder which is in effect on the first day of such Contract Year, or (ii) the price for such grade of Metal Powder specified on Table I and Schedule A, adjusted upward or downward by the same percentage as the percentage of the increase or decrease, respectively, in the Producer Price Index for Industrial Commodities (Unadjusted Index) 1982 =
100) as published by the Bureau of Labor Statistics of the U.S. Department of Labor, from its level in the second calendar month preceding the calendar month in which this Agreement becomes effective, to its level in the same calendar month in the following year, provided that no price adjustment will be made pursuant to this clause (b)(ii) unless the aforementioned change in the Producer Price Index exceeds plus or minus 2%.

                 Subject to Paragraph IV(c) below, the purchase price for Metal Powders, excluding blends, bought and sold hereunder during the second Contract Year shall be such adjusted base price less the appropriate discount shown on Table 1.

                                    TABLE I



         HOEGANAES MATERIAL GRADE             DISCOUNTED PRICE/LB.
         ------------------------             --------------------
         Ancorsteel 4600V P/F                         (*)
                                                    -------
         Ancorsteel 1000                              (*)
                                                    -------
         Ancorsteel 1000B                             (*)
                                                    -------
         Ancorsteel 4600V P/M                         (*)
                                                    -------
         Ancorsteel 2000 P/M                          (*)
                                                    -------
         Ancorsteel 2000 P/F                          (*)
                                                    -------
         Ancorsteel 1000 P/F                          (*)
                                                    -------

                 All other grades purchased will be discounted ____(*)____ from prevailing published Powder Metallurgy Grade Price sheet (Schedule A).


                 (c) The purchase price of those Metal Powders which are designated "Ancorsteel" on Schedule A ("Ancorsteel Powder") will be subject to additional adjustments as of the first day of any Fiscal Quarter based on changes in the costs of #1 scrap steel, nickel, and moly as follows:

                 (i)      Steel scrap -- #1 Grade

                 The base purchase prices for Ancorsteel Powders in each Fiscal Quarter will be adjusted by the amount shown on the right side of Table 2 which corresponds to the "Scrap Amount" for the prior Fiscal Quarter. "Scrap Amount" means the sum of $3.00 (handling charge) plus the average price per gross ton for #1 grade steel scrap, determined as described below.

                 The average price per gross ton for #1 Grade steel scrap for any Fiscal Quarter shall be (the average composite


(*) Portions have been omitted pursuant to a request for confidential treatment.

price per gross ton for #1 Grade steel scrap in Philadelphia, Pittsburgh and Chicago, as reported in each weekly edition of Iron Age) which has a cover date on or after the first day of the Fiscal Quarter in question and before the beginning of the fourth week of the third fiscal month of such Fiscal Quarter. The average price so determined shall be rounded to the nearest whole Dollar. These adjustments apply without regard to changes in the published price list.

                Table 2 - Scrap Adjustments ($/lb.)
               92 - 96                          -0.0180

               97 - 101                         -0.0155

              102 - 106                         -0.0130

              107 - 111                         -0.0105

              112 - 116                         -0.0080

              117 - 143                          0.0000

              144 - 148                          0.0080

              149 - 153                          0.0105

              154 - 158                          0.0130

              159 - 163                          0.0155

              164 - 168                          0.0180

              169 - 173                          0.0205

              174 - 178                          0.0230

              179 - 183                          0.0255

              184 - 188                          0.0280

The above scrap ranges and resultant adjustments represent what should be the majority experience during the term of the Agreement. However, Table 2 would be extended appropriately (up or down) should the scrap price fall outside the ranges shown in Table 2.

                 (ii)     Nickel

                 The base purchase price for Metal Powders identified in Table 3 below in each Fiscal Quarter will be adjusted by the amounts shown in Columns B and C of Table 3 which correspond to the Nickel Amount for the prior Fiscal Quarter. "Nickel Amount" means the sum of $.15 (handling charge) plus the average price per pound of Nickel determined as described below.

                 The average Nickel Price in any Fiscal Quarter shall be an amount equal to the average of the daily closing prices per pound of Nickel (1/2204ths of the price specified for a ton), for cash transactions, on the London Metal Exchange, for each trading day during the first two fiscal months and the first three weeks of the third fiscal month of such Fiscal Quarter, as published in the Financial Times. These adjustments apply without regard to changes in the published price list.

                      Table 3 - Nickel Adjustments ($/Lb.)

                  A                        B                       C
             Nickel Price               A-2000                  A-4600V
             ------------               ------                  -------
              1.85-2.04                 -0.0101                 -0.0340

              2.05-2.24                 -0.0092                 -0.0311

              2.25-2.44                 -0.0084                 -0.0281

              2.45-2.64                 -0.0075                 -0.0252

              2.65-2.84                 -0.0066                 -0.0222

              2.85-3.04                 -0.0057                 -0.0192

              3.05-3.24                 -0.0048                 -0.0163

              3.25-3.44                 -0.0040                 -0.0132

              3.45-3.64                 -0.0031                 -0.0104

              3.65-3.84                 -0.0022                 -0.0074

              3.85-4.64                  0.0000                  0.0000

              4.65-4.84                  0.0022                  0.0074

              4.85-5.04                  0.0031                  0.0104

              5.05-5.24                 0.0040                   0.0133

              5.25-5.44                 0.0048                   0.0162

              5.45-5.64                 0.0057                   0.0192

              5.65-5.84                 0.0066                   0.0222

              5.85-6.04                 0.0075                   0.0252

              6.05-6.24                 0.0084                   0.0281

              6.25-6.44                 0.0092                   0.0311

              6.45-6.64                 0.0101                   0.0340

              6.65-6.84                 0.0110                   0.0370

              6.85-7.04                 0.0119                   0.0400

              7.05-7.24                 0.0128                   0.0429

              7.25-7.44                 0.0136                   0.0459

              7.45-7.64                 0.0145                   0.0488

              7.65-7.84                 0.0154                   0.0518

              7.85-8.04                 0.0163                   0.0548

              8.05-8.24                 0.0172                   0.0577

            8.25-8.44                 0.0180                   0.0607

            8.45-8.64                 0.0189                   0.0636


                 The above nickel ranges and resultant adjustments represent what should be the majority experience during the term of the Agreement. However, Table 3 would be extended appropriately (up or down) should the Nickel Price fall outside the ranges shown in Table 3.

                 (iii)    Molybdenum (Moly)

                 The base purchase prices for Metal Powders identified in Table 4 below in each Fiscal Quarter will be adjusted by the amounts shown in Columns B, C, D and E of Table 4 which correspond to the Moly amount for the prior Fiscal Quarter. "Moly Amount" means the sum of $.15 (handling charge) plus the average price per pound of Moly determined as described below.

                 The average Moly Price in any Fiscal Quarter shall be an amount equal to the average of the weekly closing prices per pound for cash transactions for each trading week during the first two fiscal months and the first three weeks of the third fiscal month of such Fiscal Quarter as published in Platt's Metals Week under the classification, Molybdenum Dealer Oxide Prices. These adjustments apply without regard to changes in the published price list.



==========================================================================================================

                   TABLE 4 - Molybdenum Adjustments ($/Lb.)
                   ----------------------------------------
----------------------------------------------------------------------------------------------------------
             A                      B                    C                     D                      E
        Moly Amount               A-2000              A-4600V                85 HP                 150 HP
        -----------               ------              -------                -----                 ------
----------------------------------------------------------------------------------------------------------
          $ 3.50                   .003                 .003                  .04                   .0075
----------------------------------------------------------------------------------------------------------
           4.00                    .006                 .006                  .085                  .0150
----------------------------------------------------------------------------------------------------------
           4.50                    .009                 .009                 .0128                  .0225
----------------------------------------------------------------------------------------------------------
           5.00                    .012                 .012                 .0170                  .0300
----------------------------------------------------------------------------------------------------------
           5.50                    .015                 .015                 .0212                  .0375
----------------------------------------------------------------------------------------------------------
           6.00                    .018                 .018                 .0255                  .0450
----------------------------------------------------------------------------------------------------------
           6.50                    .021                 .021                 .0298                  .0525
----------------------------------------------------------------------------------------------------------
           7.00                    .024                 .024                 .0340                  .0600
----------------------------------------------------------------------------------------------------------
           7.50                    .027                 .027                 .0382                  .0675
----------------------------------------------------------------------------------------------------------
           8.00                    .030                 .030                 .0425                  .0750
----------------------------------------------------------------------------------------------------------
           8.50                    .033                 .033                 .0468                  .0825
----------------------------------------------------------------------------------------------------------
           9.00                    .036                 .036                 .0510                  .0900
----------------------------------------------------------------------------------------------------------
           9.50                    .039                 .039                 .0552                  .0975
==========================================================================================================

==========================================================================================================

                                     TABLE 4 - Molybdenum Adjustments ($/Lb.)
                                     ----------------------------------------
----------------------------------------------------------------------------------------------------------
           10.00                   .042                 .042                 .0595                  .0105
----------------------------------------------------------------------------------------------------------
           10.50                   .045                 .045                 .0638                  .1125
----------------------------------------------------------------------------------------------------------
           11.00                   .048                 .048                 .0680                  .1200
----------------------------------------------------------------------------------------------------------
           11.50                   .051                 .051                 .0722                  .1275
----------------------------------------------------------------------------------------------------------
           12.00                   .054                 .054                 .0765                  .1350
----------------------------------------------------------------------------------------------------------
           12.50                   .057                 .057                 .0808                  .1425
----------------------------------------------------------------------------------------------------------
           13.00                   .060                 .060                 .0850                  .1500
----------------------------------------------------------------------------------------------------------
           13.50                   .063                 .063                 .0892                  .1575
----------------------------------------------------------------------------------------------------------
           14.00                   .066                 .66                  .0935                  .1650
----------------------------------------------------------------------------------------------------------
           14.50                   .069                 .069                 .0978                  .1725
----------------------------------------------------------------------------------------------------------
           15.00                   .072                 .072                 .1020                  .1800
----------------------------------------------------------------------------------------------------------
           15.50                   .075                 .075                 .1062                  .1875
----------------------------------------------------------------------------------------------------------
           16.00                   .078                 .078                 .1105                  .1950
----------------------------------------------------------------------------------------------------------
           16.50                   .081                 .081                 .1148                  .2025
----------------------------------------------------------------------------------------------------------
           17.00                   .084                 .084                 .1190                  .2100
==========================================================================================================


                 The above Moly ranges and resultant adjustments represent what should be the majority experience during the term of the Agreement. However, Table 4 would be extended appropriately (up or down) should the moly price fail outside the ranges shown in Table 4.

          (d) Blend Prices. During the first Contract Year of this Agreement, the price per pound of any blended composition of Metal Powders will be equal to (i) the sum of the amounts determined by multiplying the price (determined as herein provided) of each base grade of Metal Powder included in such composition by the percentage thereof included in the blend, plus (ii) Seller's prevailing charge as of the effective date of this Agreement for ingredients other than base grade Metal Powders included in the blend ("Purchased Ingredients"), plus (iii) Seller's blending charge shown on Table 5 below.

                 During the second year of the effective date of this Agreement the price for blended Metal Powders will be adjusted -- in addition to the periodic adjustments made to reflect changes in the price of the base grade Metal Powder included in the blend -- to reflect the amounts of the difference, if any, (x) between Seller's then prevailing charge for Purchased Ingredients and the amount of the charge for Purchased Ingredients which was included in the purchase price hereunder for blended Metal Powders during the preceding Contract Year, and (y) between Seller's then prevailing blending charge and the amount of the blending charge which was included in the purchase price hereunder for blended Metal Powders during the preceding Contract Year.

                                    TABLE 5



                                (*)           (*)              (*)
                          ---------------  ----------       ---------

                                (*)           (*)              (*)
                          ---------------  ----------       ---------
                                (*)           (*)              (*)
                          ---------------  ----------       ---------




          V. Force Majeure. Seller shall not be liable to Buyer in respect of a delay in or failure to make the deliveries which Seller agrees to make in Paragraph II hereof, and Buyer shall not be liable to Seller in respect of a delay in or failure to purchase the quantities of Metal Powders which Buyer agrees to buy in Paragraph II hereof, if and to the extent that such delay or failure is caused by, as applicable, Seller's inability to manufacture and/or deliver the Metal Powders or by Buyer's inability to accept or use the Metal Powders, as result of, in either case, a force majeure, which includes an act of God, actions of any governmental authority (whether valid or invalid), fires, floods, windstorms, explosions, riots, natural disasters, wars, sabotage, labor problems (including lockouts, strikes and slowdowns), inability to obtain powder, material, labor, equipment or transportation, or court injunction or order, or other causes beyond the reasonable control of the part affected.

                 In case either party's ability to perform hereunder is affected by force majeure, such party shall promptly advise the other party of the nature and expected duration thereof and of such other details concerning the situation as are reasonable under the circumstances.

                 The Contract Year in which any such force majeure occurs shall be extended by an amount of time equal to the duration of the force majeure. Notwithstanding any provision hereof to the contrary, in the event of a force majeure, the duration of which is at least three (3) consecutive months, Buyer shall be entitled, upon notice to Seller, to cancel this Agreement and, following any such cancellation, Buyer shall have no further responsibilities, obligations or liability hereunder.

          VI. Specification. Conformance to specification shall be based on Seller's certified test data. Seller shall be responsible to maintain and supply required quality assurance documentation per Buyer's quality assurance requirements.

                 Seller's facility and quality process records will be available for Buyer audit based on 10 days notification.


(*) Portions have been omitted pursuant to a request for confidential treatment.

Certified test data will be determined by mutual agreement between Buyer and Seller.

                 Goods and services supplied under this Agreement will be manufactured and handled using QS 9000 Standards as the fundamental quality system requirement.

          VII. Limited Warranty. Seller warrants that the material Seller sells to Buyer under this contract will conform to specifications based on Seller's test data. If Buyer claims that the material sold hereunder is defective and Seller determines such claim is justified, Seller agrees to replace the material, or at Seller's option, to refund the purchase price.

          VIII. Limitation of Liability. The total liability of Seller (and any subcontractors) on any claim (whether in contract, tort, sole or concurrent negligence or otherwise) arising out of or related to any material or service or the manufacture, sale, delivery, resale, repair, replacement or use thereof, shall be limited to the purchase price of the material or service or part thereof which gave rise to the claim.

          IX. Terms and Conditions of Sale. The parties agree that this Purchase Agreement will govern all transactions between the parties. Any terms or conditions in any purchase order or other forms or documents of buyer or Seller or their agents, other than descriptions of material and shipping dates, delivered in the past or future, shall not become part of any contract and shall b of no effect whatsoever, unless signed by both parties and explicitly identified as modifying this Purchase Agreement.

          X. Entire Agreement; Waiver. These standard terms and conditions supersede all prior discussion and writings and constitute the entire agreement between the parties with respect to terms and conditions. No waiver or modification is binding upon Buyer or Seller unless made in writing and signed by a duly authorized representative. Buyer's or Seller's failure to insist on any of these terms or conditions in any instance shall not thereafter cause waiver in any other instance.


          XI.                (*)
                -------------------------------


          XII. Assignment. This Agreement is not assignable by Buyer without the prior written consent of Seller.

          XIII. Dispute Resolution. Any dispute or controversy which may arise between the parties out of, or in relation to this Agreement, shall be settled amicably by consultations between them and in accordance with the tenor and intent of this Agreement. Should a dispute arise and not be settled by consultations, any litigation shall be subject to the law and exclusive jurisdiction and venue of the state of Pennsylvania should Seller initiate legal proceedings, and subject to the law and exclusive jurisdiction and venue of the state of New Jersey should Buyer initiate legal proceedings.


(*) Portions have been omitted pursuant to a request for confidential treatment.

          IN WITNESS WHEREOF the parties have signed this Agreement as of the date first above written.


      SINTER METALS, INC.                    HOEGANAES CORPORATION

By  /s/ Michael T. Kestner                   By  /s/ William H. Michael
   ----------------------------                 -----------------------
                                             William H. Michael
                                             Vice President
Title: Chief Financial Officer               Sales and Marketing
       ------------------------


Date:    9/17/96                             Date    9/18/96
      -----------------------                     ---------------

                                REBATE AGREEMENT


          This Agreement is made and effective as of September 30, 1996 by and between Sinter Metals, Inc. ("Buyer") and Hoeganaes Corporation ("Seller").

                                    RECITALS

          Buyer and Seller are parties to an agreement of even date (the "Purchase Agreement") pursuant to which Buyer agrees to buy and Seller agrees to sell certain quantities of Metal Powders. Buyer and Seller now desire to provide for the payment of a rebate to Buyer, based on Buyer's purchase of a specified minimum quantity of Metal Powders.

          Therefore, in consideration of the mutual promises set forth herein and in the Purchase Agreement, Buyer and Seller agree as follows:

          1. Definitions. All terms which are used herein as defined terms -- as indicated by initial capitals -- which are not defined herein shall have the same meaning herein as in the Purchase Agreement.

          2. Rebate and Discount. Any rebate payable hereunder will be in addition to and not in lieu of any discount allowed to Buyer under the Purchase Agreement.

          3. Quantity Rebate. If during any Contract Year, Buyer purchases from Seller pursuant to the Purchase Agreement the minimum quantities of Metal Powders specified below, then Buyer shall be entitled to the applicable specified rebate on all Metal Powders purchased under the Purchase Agreement during such Contract Year:





                                        (*)
                                ------------------


             (*)                                                (*)
     ------------------                                  ------------------

             (*)                                                (*)
     ------------------                                  ------------------

             (*)                                                (*)
     ------------------                                  ------------------

             (*)                                                (*)
     ------------------                                  ------------------

             (*)                                                (*)
     ------------------                                  ------------------


          The foregoing rebate will be payable by means of a quarterly and year-end rebate, as follows: Within 30 days after the end of each fiscal Quarter (other than the last Fiscal Quarter of the Contract Year), Seller shall determine the quantity of Metal Powders which Buyer has purchased under the Purchase Agreement during the period from the beginning of the Contract Year in question to the end of such Fiscal Quarter. Quantities purchased from new shipment locations will be applied up to _____________(*)____________ for each new location for attainment of threshold. Rebate calculation will include total

(*) Portions have been omitted pursuant to a request for confidential treatment.

quantities of all locations (new location(s) quantities will start at the date of notification). Seller shall then "annualize" such quantity by calculating the total quantity of Metal Powders which buyer would purchase during the Contract Year in question assuming that Buyer continues to purchase at the same rate for the remainder of the Contract Year as it did during the preceding Fiscal Quarter(s) of such year. Then, using such annualized quantity, Seller shall determine from the foregoing table the appropriate cents-per-pound rebate which is applicable to Buyer's purchases during the preceding Fiscal Quarter. Such cents-per-pound rebate shall be multiplied by the total number of pounds of Metal Powders purchased under the Purchase Agreement by Buyer during the Fiscal Quarter in question, and an amount equal to 40% of the product of such multiplication shall be rebated to Buyer within 30 days after the end of the Fiscal Quarter in Question.

          Within 30 days after the end of each Contract Year, Seller shall determine the total quantity of Metal Powders which Buyer has purchased under the Purchase Agreement during such Contract Year and shall by reference to the foregoing table determine the total amount of the rebate, if any, which is due to Buyer in respect of such purchases. If such total amount exceeds the aggregate amount of the quarterly rebates theretofore made by Seller to buyer in respect to Buyer's purchases during such Contract Year, Seller shall pay such excess to Buyer within 30 days after the end of such Contract Year. If the aggregate amount of such quarterly rebates exceeds the total amount of the rebate due to Buyer in respect of Buyer's purchases during the Contract Year in question, Seller shall notify Buyer of the particulars thereof and Seller shall recover the excess by deducting it from subsequent payments due to Buyer hereunder. If this Agreement is terminated before Seller recovers the amount due to it pursuant to the preceding sentence, Buyer shall promptly pay such amount to Seller.

          4. Term. This Agreement shall remain in effect as long as the Purchase Agreement is in effect and shall terminate when the Purchase Agreement terminates.

          5. Assignment. This Agreement is not assignable by Buyer without the prior written consent of Seller.





                                     - 2 -